Exhibit 10.1

SECOND AMENDMENT TO INVESTOR PRIVATE LINE OF CREDIT

Pursuant to the Investor Private Line of Credit Agreement (“Agreement”) dated and executed on March 13, 2023 and as amended on March 13, 2024, by and between James Davison (herein referred to as "Investor") and Rego Payment Architectures, Inc. (herein referred to as "Rego"), this Second Amendment shall supersede and become part of the of Agreement as follows:

Section 1 of the Agreement shall be deleted and replaced by the following:

1. Investor hereby extends a line of credit to Rego in the amount of Twenty Million Dollars and No/Cents ($20,000,000.00) to be drawn upon by Rego for a period of three years from the date hereof (i.e. March 13, 2026) in order to provide additional capital to facilitate Rego's operations so long as there has not been any material change in the operations of Rego.

IT IS SO AGREED ON THIS DATE, MARCH 13, 2025.

By:	/s/ James E. Davison
James E. Davison Investor March 13, 2025

By:	/s/ Peter S. Pelullo
Peter S. Pelullo Rego Payment Architectures, Inc. Borrower March 13, 2025